Q3 2025 Results: Lesaka delivers on guidance, reaffirms FY2025 outlook and projects positive net income in FY2026

JOHANNESBURG, May 7, 2025 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the third quarter of fiscal 2025 ("Q3 2025").

Q3 2025 performance:

  Revenue of $135.7 million (ZAR 2.5 billion) was at the midpoint of our Revenue guidance and compares to $138.2 million (ZAR 2.6 billion) in Q3 2024.
  Net Revenue (a non-GAAP measure) of $73.4 million (ZAR 1.4 billion) was at the midpoint of our Net Revenue guidance increasing 43% in ZAR, from $50.3 million (ZAR 950.6 million) in Q3 2024.
  Operating income of $0.6 million (ZAR 10.9 million) was lower than operating income of $0.8 million (ZAR 15.0 million) in Q3 2024 given the inclusion of $2.3 million (ZAR 42.3 million) once-off transaction costs in Q3 2025, compared $0.9 million (ZAR 17.1 million) in Q3 2024.
  Net loss, including a tax adjusted $17.0 million (ZAR 310.6 million) non-operating, non-cash, change in fair value of Mobikwik (a non-core asset) charge, increased to $22.1 million (ZAR 404.3 million) compared to a net loss of $4.0 million (ZAR 76.4 million) in Q3 2024.
  Group Adjusted EBITDA (a non-GAAP measure) of $12.8 million (ZAR 236.8 million) improved 29% in ZAR from $9.7 million (ZAR 183.3 million) in Q3 2024, in line with guidance provided.
  GAAP loss per share increased to $0.27 (ZAR 5.02) from $0.06 (ZAR 1.19) in Q3 2024.
  Fundamental earnings (a non-GAAP measure) increased by 98% in ZAR to $3.3 million (ZAR 58.0 million), from $1.6 million (ZAR 29.3 million) in Q3 2024.
  Fundamental earnings per share (a non-GAAP measure) of $0.04 (ZAR 0.72) improved by 60% in ZAR, from $0.02 (ZAR 0.45) in Q3 2024.
  Merchant Division Revenue decreased 10% in ZAR to $103 million (ZAR 1.9 billion), Net Revenue increased 58% in ZAR to $42.3 million (ZAR 782.2 million) and Segment Adjusted EBITDA increased by 7% in ZAR, to $8.1 million (ZAR 149.9 million).
  Consumer Division Revenue and Net Revenue increased 32% in ZAR to $24.1 million (ZAR 445.8 million) and Segment Adjusted EBITDA increased 65% in ZAR, to $6.3 million (ZAR 117.1 million).

(1) Average exchange rates applicable for the quarter for the purposes of translating our results of operations: ZAR 18.40 to $1 for Q3 2025, ZAR 18.88 to $1 for Q3 2024. The ZAR strengthened 2.5% against the U.S. dollar during Q3 2025 when compared to Q3 2024.

Commenting on the results, Lesaka Chairman Ali Mazanderani said, "I am pleased that we have delivered on our guidance for the quarter and can reaffirm FY2025 full year guidance. We are providing Revenue and Net Revenue guidance, and projecting positive net income, for FY2026. At the midpoint of these measures, this implies a 23% growth in Net Revenue and a 42% growth in Group Adjusted EBITDA year-on year."

Outlook: Third Quarter 2025 ("Q3 2025"), reaffirming Full Fiscal Year 2025 ("FY 2025") and complete guidance metrics for Full Fiscal Year 2026 ("FY 2026")

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For FY2025, the year ending June 30, 2025, we expect:

  Revenue between ZAR 10.0 billion and ZAR 11.0 billion.
  Net Revenue between ZAR 5.2 billion and ZAR 5.6 billion.
  Group Adjusted EBITDA between ZAR 900 million and ZAR 1 billion

  For FY2026, the year ending June 30, 2026, we expect:

  Revenue between ZAR 11.4 billion and ZAR 12.2 billion.
  Net Revenue between ZAR 6.4 billion and ZAR 6.9 billion.
  Group Adjusted EBITDA between ZAR 1.25 billion and ZAR 1.45 billion
  Net Income Attributable to Lesaka to be positive.

Our FY2025 and FY2026 outlook provided:

  Excludes the impact of unannounced mergers and acquisitions that we may conclude.

Management has provided its outlook regarding Net Revenue and Group Adjusted EBITDA, which are non-GAAP financial measures and excludes certain revenue and charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for Q3 2025 Results

Our earnings presentation will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast

Lesaka will host a webcast to review results on May 8, 2025, at 8:00 a.m. Eastern Time which is 2:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Link to access the results webcast: https://www.corpcam.com/Lesaka08052025

Participants using the webcast will be able to submit questions during the live Question and Answer session.

Following the presentation, an archived version of the webcast will be provided on Lesaka's Investor Relations website.

Our Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC, is available on our company website at www.lesakatech.com.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, Net Revenue, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures. Refer to Attachment A for a reconciliation of these non-GAAP measures.

Non-GAAP Measures

Group adjusted EBITDA

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represent non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Net Revenue

We generate revenue from the provision of transaction-processing services through our various platforms and service offerings. We use these platforms to (a) sell prepaid airtime vouchers ("Pinned Airtime") which was held as inventory, and (b) distribute pre-paid solutions including prepaid airtime vouchers (which we do not hold as inventory) ("Pinless Airtime"), prepaid electricity, gaming vouchers, and other products, to users of our platforms. We act as a principal when we sell Pinned Airtime that were held as inventory and record revenue and cost of sales on a gross basis when sold. We act as an agent in a transaction when we provide pre-paid solutions through our various platforms and services offerings because we do not control the good or service to be provided and we recognize revenue based on the amount that we are contractually entitled to receive for performing the distribution service on behalf of our customers using our platform. Our revenue under GAAP can fluctuate materially due to changes in the revenue mix between these revenue categories. Net Revenue is a non-GAAP measure and is calculated as revenue presented under GAAP less (i) the cost of Pinned Airtime sold by us, and (ii) commissions paid to third parties selling all other agency-based pre-paid solutions (including Pinless Airtime, electricity and other products) provided through our distribution channels. We believe that the use of Net Revenue is meaningful to users of financial information because it seeks to eliminate the impact of the change in the revenue mix from the revenue categories over the periods presented.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2025 also includes adjustments related to changes in the fair value of equity securities (net of deferred tax), loss on disposal of equity-accounted investments and intangible asset amortization, net related to non-controlling interests.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, and a reversal of allowance for doubtful loan receivable.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment A presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers and merchants. We offer an integrated and holistic multiproduct platform that provides transactional accounts, lending, insurance, merchant acquiring, cash management, software and Alternative Digital Payments ("ADP"). By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NASDAQ:LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024, and our Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Ian Harrison

Email: Ian@thenielsennetwork.com

Lesaka Technologies, Inc.

Attachment A

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and nine months ended March 31, 2025 and 2024, and three months ended December 31, 2024

	Three months ended			Nine months ended
	March 31,		Dec 31,	March 31,
	2025	2024	2024	2025	2024
Loss attributable to Lesaka - GAAP	$(22,058)	$(4,047)	$(32,134)	$(58,734)	$(12,405)
Less net income attributable to noncontrolling interest	(20)	-	(28)	(48)	-
Net loss	(22,038)	(4,047)	(32,106)	(58,686)	(12,405)
(Earnings) Loss from equity accounted investments	(12)	(43)	(50)	(89)	1,319
Net loss before (earnings) loss from equity-accounted investments	(22,050)	(4,090)	(32,156)	(58,775)	(11,086)
Income tax (benefit) expense	(2,934)	931	(6,412)	(9,268)	1,881
Loss before income tax expense	(24,984)	(3,159)	(38,568)	(68,043)	(9,205)
Reversal of allowance for doubtful EMI loans receivable	-	-	-	-	(250)
Change in fair value in equity securities	20,421	-	33,731	54,152	-
Net loss on disposal of equity-accounted investment	-	-	161	161	-
Unrealized (gain) loss FV for currency adjustments	(114)	121	435	102	101
Operating loss after PPA amortization and net interest (non-GAAP)	(4,677)	(3,038)	(4,241)	(13,628)	(9,354)
PPA amortization (amortization of acquired intangible assets)	4,974	3,562	4,867	13,588	10,762
Operating income before PPA amortization after net interest (non-GAAP)	297	524	626	(40)	1,408
Interest expense	5,777	4,581	6,174	16,983	14,312
Interest income	(645)	(628)	(721)	(1,952)	(1,562)
Operating income before PPA amortization and net interest (non-GAAP)	5,429	4,477	6,079	14,991	14,158
Depreciation and amortization (excluding amortization of intangibles)	3,455	2,229	3,356	9,340	6,698
Interest adjustment	(890)	-	(757)	(2,478)	-
Stock-based compensation charges	2,497	2,090	2,644	7,518	5,653
Once-off items (refer below)	2,306	907	488	4,599	169
Group Adjusted EBITDA - Non-GAAP	$12,797	$9,703	$11,810	$33,970	$26,678

	Three months ended			Nine months ended
	March 31,		Dec 31,	March 31,
	2025	2024	2024	2025	2024
Once-off items comprises:
Transaction costs	$1,084	$276	$462	$1,621	$456
Transaction costs related to Adumo and Recharger acquisitions and certain compensation costs	1,222	631	222	3,174	665
Indirect taxes provision release	-	-	(196)	(196)	-
Income recognized related to closure of legacy businesses	-	-	-	-	(952)
Total once-off items	$2,306	$907	$488	$4,599	$169

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2025 we incurred significant transaction costs related to the acquisition of Adumo over a number of quarters, and the transactions are generally non-recurring.

Indirect tax provision release relates to the reversal of a non-recurring indirect tax provision created in fiscal 2023 which was resolved in fiscal 2025 following settlement of the matter with the tax authority. Income recognized related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature.

Year ended June 30, 2024 and 2023

	Year ended
	June 30,
	2024	2023
Loss attributable to Lesaka - GAAP	$(17,440)	$(35,074)
Loss from equity accounted investments	1,279	5,117
Net loss before (earnings) loss from equity-accounted investments	(16,161)	(29,957)
Income tax (benefit) expense	3,363	(2,309)
Loss before income tax expense	(12,798)	(32,266)
Reversal of allowance for doubtful EMI loans receivable	(250)	-
Net loss on disposal of equity-accounted investment	-	205
Impairment loss	-	7,039
Unrealized (gain) loss FV for currency adjustments	(83)	222
Operating loss after PPA amortization and net interest (non-GAAP)	(13,131)	(24,800)
PPA amortization (amortization of acquired intangible assets)	14,419	15,149
Operating income (loss) before PPA amortization after net interest (non-GAAP)	1,288	(9,651)
Interest expense	18,932	18,567
Interest income	(2,294)	(1,853)
Operating income before PPA amortization and net interest (non-GAAP)	17,926	7,063
Depreciation (excluding amortization of intangibles)	9,246	8,536
Stock-based compensation charges	7,911	7,309
Once-off items (refer below)	1,853	1,922
Group Adjusted EBITDA - Non-GAAP	$36,936	$24,830

	Year ended
	June 30,
	2024	2023
Once-off items comprises:
Transaction costs	$512	$850
Transaction costs related to Adumo acquisition	2,293	-
(Income recognized) Expenses incurred related to closure of legacy businesses	(952)	639
Non-recurring revenue not allocated to segments	-	(1,469)
Employee misappropriation of company funds	-	1,202
Separation of employee expense	-	262
Indirect taxes provision	-	438
	$1,853	$1,922

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2024 we incurred significant transaction costs related to the acquisition of Adumo over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Non-recurring revenue not allocated to segments includes once off revenue recognized that we believe does not relate to either our Merchant or Consumer divisions. Employee misappropriation of company funds represents a once-off loss incurred. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the fiscal year and we consider these specific terminations to be of a non-recurring nature. The legacy processing adjustments represents amounts we identified during fiscal 2022 related to prior periods that are payable to third parties.

Reconciliation of revenue under GAAP to Net Revenue:

Three and nine months ended March 31, 2025 and 2024, and three months ended December 31, 2024

	Three months ended			Nine months ended
	March 31,		Dec 31,	March 31,
	2025	2024	2025	2025	2024
Revenue - GAAP	$135,670	$138,194	$146,818	$428,034	$418,176
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(62,302)	(87,861)	(69,758)	(218,797)	(267,350)
Net Revenue (non-GAAP)	$73,368	$50,333	$77,060	$209,237	$150,826
Net Revenue / revenue	54%	36%	52%	49%	36%

Merchant revenue - GAAP	$103,001	$111,801	$115,811	$334,442	$341,044
Cost of prepaid airtime vouchers sold by us & commissions paid to third parties selling all other agency-based products	(60,721)	(85,532)	(68,097)	(213,991)	(260,813)
Merchant Net Revenue (non-GAAP)	$42,280	$26,269	$47,714	$120,451	$80,231

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended March 31, 2025 and 2024

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2025	2024	2025	2024	2025	2024	2025	2024
GAAP	(22,058)	(4,047)	(0.27)	(0.06)	(404,337)	(76,415)	(5.02)	(1.19)

Change in fair value of equity securities, net	16,971	-			310,636	-
Intangible asset amortization, net	3,631	2,624			63,495	49,104
Stock-based compensation charge	2,497	2,090			47,400	39,482
Transaction costs	2,306	907			42,276	17,124
Amortization, net related to non-controlling interest	(82)	-			(1,503)	-
Fundamental	3,265	1,574	0.04	0.02	57,967	29,295	0.72	0.45

Nine months ended March 31, 2025 and 2024

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2025	2024	2025	2024	2025	2024	2025	2024
GAAP	(58,734)	(12,405)	(0.81)	(0.20)	(1,069,054)	(232,869)	(13.15)	(3.61)

Change in fair value of equity securities, net	43,618	-			796,257	-
Stock-based compensation charge	7,518	5,653			137,491	106,089
Intangible asset amortization, net	9,919	7,873			176,163	147,312
Transaction costs	4,795	1,121			86,434	21,139
Indirect taxes provision release	(196)	-			(3,508)	-
Net loss on disposal of equity-accounted investments	161	-			2,886	-
Intangible asset amortization, net related to non-controlling interest	(166)	-			(3,006)	-
Impairment of equity method investments	-	1,167			-	22,084
Non core international - unrealized currency (gain) loss	-	(952)			-	(17,648)
Reversal of allowance for doubtful EMI loans receivable	-	(250)			-	(4,741)
Fundamental	6,915	2,207	0.09	0.03	123,663	41,366	1.52	0.64

Attachment B

Unaudited Condensed Consolidated Financial Statements

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2025	2024	2025	2024
	(In thousands)		(In thousands)

REVENUE	$135,670	$138,194	$428,034	$418,176

EXPENSE

Cost of goods sold, IT processing, servicing and support	91,233	107,854	303,418	329,610
Selling, general and administration	34,217	23,124	97,213	67,146
Depreciation and amortization	8,429	5,791	22,928	17,460
Transaction costs related to Adumo and Recharger acquisitions and certain compensation costs	1,222	631	3,174	665

OPERATING INCOME	569	794	1,301	3,295

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	(20,421)	-	(54,152)	-

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	-	-	250

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	-	161	-

INTEREST INCOME	645	628	1,952	1,562

INTEREST EXPENSE	5,777	4,581	16,983	14,312

LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(24,984)	(3,159)	(68,043)	(9,205)

INCOME TAX (BENEFIT) EXPENSE	(2,934)	931	(9,268)	1,881

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(22,050)	(4,090)	(58,775)	(11,086)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	12	43	89	(1,319)

NET LOSS	(22,038)	(4,047)	(58,686)	(12,405)

LESS NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	20	-	48	-

NET LOSS ATTRIBUTABLE TO LESAKA	$(22,058)	$(4,047)	$(58,734)	$(12,405)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.27)	$(0.06)	$(0.81)	$(0.20)
Diluted loss attributable to Lesaka shareholders	$(0.27)	$(0.06)	$(0.81)	$(0.20)

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2025	2024	2025	2024
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(22,038)	$(4,047)	$(58,686)	$(12,405)
Depreciation and amortization	8,429	5,791	22,928	17,460
Movement in allowance for doubtful accounts receivable and finance loans receivable	1,679	843	5,699	3,532
Movement in interest payable	2,886	1,054	6,443	1,245
Fair value adjustment related to financial liabilities	105	(49)	(159)	(919)
Loss on disposal of equity-accounted investments	-	-	161	-
(Earnings) Loss from equity-accounted investments	(12)	(43)	(89)	1,319
Reversal of allowance for doubtful EMI loans receivable	-	-	-	(250)
Change in fair value of equity securities	20,421	-	54,152	-
Profit on disposal of property, plant and equipment	(12)	(89)	(53)	(288)
Facility fee amortized	83	65	220	381
Stock-based compensation charge	2,497	2,090	7,518	5,653
Dividends received from equity accounted investments	-	41	65	95
Decrease (Increase) in accounts receivable and other receivables	10,820	5,687	6,525	(9,815)
Increase in finance loans receivable	(11,819)	(3,720)	(21,734)	(7,097)
Decrease in inventory	9,415	5,000	3,966	5,506
(Decrease) Increase in accounts payable and other payables	(9,503)	6,463	(18,545)	20,566
Deferred consideration due to seller of Recharger included in accounts payable and other payables	1,130	-	1,130	-
Increase in taxes payable	1,012	904	1,624	558
Decrease in deferred taxes	(4,430)	(810)	(13,804)	(2,404)
Net cash used in operating activities	10,663	19,180	(2,639)	23,137

Cash flows from investing activities
Capital expenditures	(2,817)	(2,943)	(13,100)	(7,950)
Proceeds from disposal of property, plant and equipment	395	395	1,720	1,115
Acquisition of intangible assets	(1,673)	(54)	(2,274)	(236)
Acquisitions, net of cash acquired	(8,997)	-	(12,954)	-
Proceeds from disposal of equity-accounted investment	-	-	-	3,508
Repayment of loans by equity-accounted investments	-	-	-	250
Net change in settlement assets	3,085	(3,088)	5,389	(14,368)
Net cash (used in) provided by investing activities	(10,007)	(5,690)	(21,219)	(17,681)

Cash flows from financing activities
Proceeds from bank overdraft	21,440	24,893	94,188	153,479
Repayment of bank overdraft	(50,458)	(43,380)	(85,998)	(172,221)
Long-term borrowings utilized	175,819	3,398	189,496	14,426
Repayment of long-term borrowings	(134,503)	(7,238)	(148,297)	(13,051)
Acquisition of treasury stock	(27)	(9)	(12,613)	(207)
Proceeds from issue of shares	59	48	110	71
Guarantee fee	(539)	-	(970)	-
Dividends paid to non-controlling interest	(131)	-	(432)	-
Net change in settlement obligations	(3,152)	2,469	(5,591)	13,362
Net cash provided by (used in) financing activities	8,508	(19,819)	29,893	(4,141)

Effect of exchange rate changes on cash	1,222	(1,903)	(830)	(341)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,386	(8,232)	5,205	974
Cash, cash equivalents and restricted cash - beginning of period	60,737	67,838	65,918	58,632
Cash, cash equivalents and restricted cash - end of period	$71,123	$59,606	$71,123	$59,606

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	March 31,	June 30,
	2025	2024
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$71,008	$59,065
Restricted cash	115	6,853
Accounts receivable, net of allowance of - March: $1,844; June: $1,241 and other receivables	36,127	36,667
Finance loans receivable, net of allowance of - March: $6,520; June: $4,644	61,261	44,058
Inventory	18,838	18,226
Total current assets before settlement assets	187,349	164,869
Settlement assets	25,093	22,827
Total current assets	212,442	187,696
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - March: $46,056; June: $49,762	42,554	31,936
OPERATING LEASE RIGHT-OF-USE	9,447	7,280
EQUITY-ACCOUNTED INVESTMENTS	199	206
GOODWILL	209,836	138,551
INTANGIBLE ASSETS, net of accumulated amortization of - March: $59,373; June: $46,200	142,158	111,353
DEFERRED INCOME TAXES	6,788	3,446
OTHER LONG-TERM ASSETS, including equity securities	25,774	77,982
TOTAL ASSETS	649,198	558,450

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	-	6,737
Short-term credit facilities	23,550	9,351
Accounts payable	15,149	16,674
Other payables	57,649	56,051
Operating lease liability - current	3,814	2,343
Current portion of long-term borrowings	28,088	15,719
Income taxes payable	2,438	654
Total current liabilities before settlement obligations	130,688	107,529
Settlement obligations	24,327	22,358
Total current liabilities	155,015	129,887
DEFERRED INCOME TAXES	37,367	38,128
OPERATING LEASE LIABILITY - LONG TERM	6,133	5,087
LONG-TERM BORROWINGS	166,612	127,467
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	3,093	2,595
TOTAL LIABILITIES	368,220	303,164
REDEEMABLE COMMON STOCK	88,957	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: 81,278,900; June: 64,272,243	103	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	424,912	343,639
TREASURY SHARES, AT COST: March: 29,700,666; June: 25,563,808	(297,476)	(289,733)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(193,799)	(188,355)
RETAINED EARNINGS	251,489	310,223
TOTAL LESAKA EQUITY	185,229	175,857
NON-CONTROLLING INTEREST	6,792	-
TOTAL EQUITY	192,021	175,857

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$649,198	$558,450

(A) We have reclassified an amount of $11,841 from  long-term borrowings to current portion of long-term borrowings , refer to Note 1 to our unaudited condensed consolidated financial statement for the three and nine months ended March, 2025.

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended March 31, 2025 and 2024

	2025	2024

Net loss (USD'000)	(22,058)	(4,047)
Adjustments:
Profit on sale of property, plant and equipment	(12)	(89)
Tax effects on above	3	24

Net loss used to calculate headline loss (USD'000)	(22,067)	(4,112)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	81,282	63,805

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	81,282	63,805

Headline loss per share:
Basic, in USD	(0.27)	(0.06)
Diluted, in USD	(0.27)	(0.06)

Nine months ended March 31, 2025 and 2024

	2025	2024

Net loss (USD'000)	(58,734)	(12,405)
Adjustments:
Impairment of equity method investments	-	1,167
Profit on sale of property, plant and equipment	(53)	(288)
Tax effects on above	14	78

Net loss used to calculate headline loss (USD'000)	(58,773)	(11,448)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	72,333	63,134

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	72,333	63,134

Headline loss per share:
Basic, in USD	(0.81)	(0.18)
Diluted, in USD	(0.81)	(0.18)

Calculation of the denominator for headline diluted loss per share

	Three months ended March 31,		Nine months ended March 31,
	2025	2024	2025	2024

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	81,282	63,805	72,333	63,134
Denominator for headline diluted loss per share	81,282	63,805	72,333	63,134

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.